                                                                   EXHIBIT 10.92

                  DEBTOR-IN POSSESSION TERM CREDIT AND SECURITY AGREEMENT, dated as of October 11, 2001, among iBEAM BROADCASTING CORPORATION, a Delaware corporation (the "Borrower"), debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the "Case") and WILLIAMS
COMMUNICATIONS, LLC a Delaware limited liability company, as lender (in such capacity, the "Lender").

                             INTRODUCTORY STATEMENT

                  On October 11, 2001 (the "Petition Date"), the Borrower filed a voluntary petition with the Bankruptcy Court initiating the Case and has continued in the possession of its assets and in the management of its business pursuant to Bankruptcy Code Sections 1107 and 1108.

                  The Borrower applied to, and obtained from the Lender, a multiple-draw term loan facility in an aggregate principal amount not to exceed $18,000,000 (subject to mandatory and optional reductions in accordance with Sections 2.8 and 2.9).

                  The proceeds of the Loans will be used to provide working capital for, and for other general corporate purposes of, the Borrower, subject to the terms of this Agreement, the Orders and the Business Plan.

                  To provide security for the repayment of the Loans and the payment of the other Obligations of the Borrower hereunder and under the other Loan Documents, the Borrower shall provide to the Lender, pursuant to this Agreement and the Orders, the following (each as more fully described herein):

                  (a) an allowed administrative expense claim in the Case, entitled to the benefits of Bankruptcy Code Section 364(c)(1), having a superpriority over any and all administrative expenses of the kind specified in the Bankruptcy Code, including without limitation, Sections 503(b) or 507(b);

                  (b) pursuant to Bankruptcy Code Section 364(c)(2) a first priority perfected Lien on, and security interest in, all present and after-acquired property of the Borrower not subject to a lien or security interest on the Petition Date; and

                  (c) pursuant to Bankruptcy Code Section 364(c)(3) a perfected junior Lien on, and security interest in, all present and after-acquired property of the Borrower that is otherwise subject to a valid and perfected lien or security interest on the Petition Date or a valid Lien perfected (but not granted) after the Petition Date to the extent such post-Petition Date perfection in respect of a pre-Petition Date Lien is expressly permitted under the Bankruptcy Code.

                  All of the claims and the Liens granted to the Lender hereunder and pursuant to the Orders in the Case shall be subject to the Carve-Out and the Permitted Liens, but in each case only to the extent provided in Section 2.13 and the Orders.



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            Accordingly, the parties hereto hereby agree as follows:

                                   SECTION 1

                                  DEFINITIONS

                  1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "Accounts": all of the accounts, instruments, documents, chattel paper and general intangibles of the Borrower, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Lender, including, without limitation, all "accounts" as defined in Article 9 of the UCC.

                  "Account Debtor": the Person obligated on an Account.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement": this Debtor-in-Possession Term Credit and Security Agreement, dated October __, 2001, as amended, supplemented or otherwise modified from time to time.

                  "Asset Sale": any sale, issuance, conveyance, transfer, lease or other disposition by the Borrower, in one or a series of related transactions, of any Property (including, without limitation, any Collateral or Capital Stock but expressly excluding any sale, issuance, conveyance, transfer, lease or other disposition permitted by Section 6.5 of the Borrower to any Person.

                  "Assigned Agreements": all agreements and contracts to which the Borrower is a party as of the date hereof, or to which the Borrower becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time.

                  "Assignment and Acceptance": an assignment and acceptance entered into by the Lender and an assignee, substantially in the form of Exhibit E.

                  "Authorizations": all applications, filings, reports, documents, recordings and registrations with, and all validations, exemptions, franchises, waivers, approvals, orders or authorizations, consents, licenses, certificates and permits from Federal, state or local Governmental Authorities.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Sections 101 - 1330.



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                  "Bankruptcy Court": the United States Bankruptcy Court for the
District of Delaware, or any other court having jurisdiction over the Cases from time to time.

                  "Board of Governors": the Board of Governors of the Federal Reserve System or any Governmental Authority which succeeds to the powers and functions thereof.

                  "Borrower": the meaning set forth in the preamble to this Agreement.

                  "Borrowing": the making of Loans by the Lender on a single Borrowing Date.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.3 as a date on which the Borrower requests a Loan hereunder.

                  "Borrowing Certificate": a notice substantially in the form of Exhibit D.

                  "Business Day": any day other than a Saturday, Sunday or other day on which banks in the State of New York or the State of California are required or permitted to close.

                  "Business Plan": the business plan of the Borrower as required by Section 4.1(i) herein.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other arrangement conveying the right to use) real or personal property, tangible or intangible, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Carve-Out":  the meaning set forth in Section 2.13(a).

                  "Case": the meaning set forth in the preamble to this Agreement.



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

                  "Cash Collateral": the meaning set forth in Section 363(a) of the Bankruptcy Code.

                  "Cash Equivalents": (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies ("S&P"), or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than six months from the date of creation thereof and, at the time of acquisition, having a rating of A-2 or P-2 or better from either S&P or Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by the Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 (any such commercial bank, an "Acceptable Bank"); (e) eurodollar time deposits having a maturity of less than six months purchased directly from the Lender, any Acceptable Bank or any commercial bank having (or the parent of which has) a rating of A-1 or P-1 or better from either S&P or Moody's; (f) reverse repurchase agreements having a term of thirty days or less with the Lender, any Acceptable Bank or any commercial bank having a rating of A-1 or P-1 or better from either S&P or Moody's relating to marketable direct obligations issued or unconditionally guaranteed by the United States but only if the securities collateralizing such reverse repurchase agreements are delivered to the Borrower or its custodian;
(g) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (h) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by the Lender or any commercial bank satisfying the requirements of clause (d) of this definition; and (i) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (h) above.

                  "Change of Control": the occurrence of any of the following at any time after the Closing Date: (a) the Lender shall fail to either (i) "Beneficially Own" (as defined below), directly or indirectly, in the aggregate more than forty percent (40%) of the aggregate voting power of all classes of Capital Stock of the Borrower, or (ii) cause enough of the nominees of the Lender in the aggregate to be elected to the Board of Directors of the Borrower so as to constitute a majority of such Board of Directors; (b) the Borrower consolidates with, or merges with or into, another Person (other than an Affiliate thereof), or any Person (other than an Affiliate thereof) consolidates with, or merges with or into, the Borrower or (c) the Borrower sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other



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than an Affiliate thereof). As used herein, "Beneficially Own" shall mean
"beneficially own" as defined in Rules 13d-3 and 13d-5 of the Securities and Exchange Act of 1934, as amended, or any successor provision thereto.

                  "Chattel Paper": all "chattel paper" as defined in Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

                  "Closing Date": the date on which the conditions precedent to the making of the Initial Loan set forth in Section 4.1 have been satisfied or waived.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": the meaning set forth in Section 2.13(b).

                  "Collateral Records": books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

                  "Collateral Support": all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

                  "Commercial Tort Claims": all "commercial tort claims" as defined in Article 9 of the UCC.

                  "Commitment": the commitment of the Lender available in the amount set forth opposite its name on Schedule 1.1(a) hereto under the heading "Commitment" or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to Sections 2.8 and 2.9.

                  "Commitment Period": the period from and including the Closing Date to but not including the Termination Date.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code.

                  "Concentration Account": the account, account No. 4950022129, established by the Borrower, under the sole and exclusive control of, and blocked in a manner satisfactory to, the Lender and maintained at the office of Wells Fargo Bank, N.A., 400 Hamilton Avenue, Palo Alto, CA 97302 that shall be used for the daily concentration of funds received by the Borrower from the operation of its business or otherwise.



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                  "Confirmation Order": an order of the Bankruptcy Court
confirming a Reorganization Plan in the Case.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of the Property owned or leased by it is bound.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Documents": all "documents" as defined in Article 9 of the UCC.

                  "Dollars" and "$": lawful money of the United States of America.

                  "Environmental Laws": laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of the United States or any other nation, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                  "Equity Rights": with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class of such Person.

                  "Equipment": (i) all "equipment" as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Event of Default": the meaning set forth in Section 7.

                  "Facility Fee":  the meaning set forth in Section 2.11.



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

                  "Fees": collectively the Facility Fee and any other fees payable by the Borrower pursuant to this Agreement or any other Loan Document.

                  "Final Order": an order of the Bankruptcy Court entered in the Case, after a final hearing under Bankruptcy Rule 4001(c)(2), granting final approval of the transactions contemplated by this Agreement and the other Loan Documents and granting the Liens and Superpriority Claims described in the Introductory Statement and in Section 2.13 hereof in favor of the Lender, substantially in the form of the Interim Order, or otherwise in form and substance satisfactory to the Lender.

                  "Financial Advisor": PriceWaterhouseCoopers LLP and any other nationally recognized accounting firm acceptable to the Lender.

                  "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of a jurisdiction other than any jurisdiction within the United States of America.

                  "GAAP": generally accepted accounting principles in the United States of America applied on a consistent basis.

                  "General Intangibles": (i) all "general intangibles" as defined in Article 9 of the UCC, including "payment intangibles" also as defined in Article 9 of the UCC and (ii) all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

                  "Goods": (i) all "goods" as defined in Article 9 of the UCC and (ii) all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

                  "Governmental Authority": any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or a foreign country.

                  "Guaranty Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that notwithstanding the foregoing, the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the



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ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Indebtedness": at any time and with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and trade payables, other expense accruals and deferred compensation items arising, in the ordinary course of business, including negotiated trade terms and Chapter 11 expense accruals), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (d) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (g) all Guaranty Obligations of such Person in respect of Indebtedness of others referred to in clauses (a) through (f) above, and (h) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Initial Loan": the meaning set forth in Section 2.2 hereof.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Instruments" shall mean all "instruments" as defined in
Article 9 of the UCC.

                  "Insurance" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Lender is the loss payee thereof) and (ii) any key man life insurance policies.

                  "Intellectual Property": has the meaning set forth in Section 3.17.

                  "Interest Payment Date": (a) the last day of each calendar month and (b) the date of any repayment or prepayment made in respect thereof.

                  "Interest Rate": 10% per annum.

                  "Interim Order": an order or orders of the Bankruptcy Court entered in the Case, after notice given and a hearing conducted in accordance with Bankruptcy Rule



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4001(c), authorizing and approving the transactions contemplated by this
Agreement and the other Loan Documents and granting the Liens and Superpriority Claims described in the Introductory Statement and Section 2.13 hereof in favor of the Lender, substantially in the form of Exhibit B, or otherwise in form and substance satisfactory to the Lender.

                  "Inventory": (i) all "inventory" as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in the Borrower's business; all goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by the Borrower, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

                  "Investment": the meaning set forth in Section 6.7.

                  "Investment Related Property": all "investment property" (as such term is defined in Article 9 of the UCC).

                  "Lender": the meaning set forth in the preamble to this Agreement.

                  "Lien": with respect to any Property, any mortgage, lien (statutory or other), pledge, charge, hypothecation, assignment, deposit arrangement, security interest, encumbrance or other security agreement or preferential arrangement of any kind or nature in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own, subject to a Lien, any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

                  "Loan": the meaning set forth in Section 2.1.

                  "Loan Documents": this Agreement, the Note(s) and any other instrument or agreement executed and delivered in connection herewith.

                  "Material Adverse Effect": a material adverse effect on (a) the Property, business, operations and/or financial condition of the Borrower taken as a whole, in each case, other than such effects as result solely from the commencement of the Case or the existence of pre-petition claims and of defaults under such pre-petition claims, (b) the validity or enforceability of the Orders or any of the Loan Documents, (c) the rights and remedies of the Lender under the Orders and the Loan Documents or (d) timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith.



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                  "Material Environmental Amount": an amount payable by the
Borrower in excess of $500,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Maturity Date": March 31, 2002.

                  "Money" shall mean "money" as defined in the UCC.

                  "Multiemployer Plan": a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any Commonly Controlled Entity is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Net Cash Proceeds": in connection with any Asset Sale the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, including for purposes hereof, the Cash Consideration (as such term is defined in the Asset Sale Agreement), net of reasonable attorneys', accountants' and investment banking fees directly related thereto, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien pursuant hereto) and other reasonable customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

                  "Net Insurance Proceeds": an amount equal to: (i) any cash payments or proceeds received (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of the Borrower by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any actual and reasonable documented costs incurred by the Borrower in connection with the adjustment or settlement of any claims of the Borrower in respect thereof, (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including income taxes reasonably estimated to be actually payable by the seller as a result of any gain recognized in connection therewith, and (c) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms there as a result of such sale of assets.

                  "Non-Excluded Taxes": the meaning set forth in Section 2.10.

                  "Note": the meaning set forth in Section 2.5(d).

                  "Obligations": (a) the principal of and interest on the Loans and the Notes, (b) the Fees and all other present and future, fixed or contingent, obligations and liabilities (monetary or otherwise) of the Borrower to the Lender under the Loan Documents, including, without limitation, all costs and expenses payable pursuant to Section 9.5.

                  "Orders": the Interim Order and the Final Order.

                  "Other Facilities": off-balance sheet financings with limited recourse to the Borrower and its Subsidiaries from other financial institutions.

                  "PBGC": the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

                  "Permitted Liens": Liens permitted to exist under Section 6.2.

                  "Person": any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Petition Date": the meaning set forth in the Introductory Statement.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Proceeds": (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Receivables": all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of the Borrower's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

                  "Receivables Records" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other records evidencing the Receivables, (ii) all books, correspondence, credit or other files, records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Borrower or any computer bureau or agent from time to time acting for the Borrower or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

                  "Register": the meaning set forth in Section 9.6(d).

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reorganization Plan": a plan of reorganization in the Case.

                  "Reportable Event": any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a Reportable Event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code).

                  "Requirements of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitration or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": as to the Borrower, the president, the chief executive officer, the chief financial officer, the treasurer, the secretary, the assistant secretary or any officer at the level of vice president or higher but with respect to financial matters, the chief financial officer, treasurer or comptroller.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA but which is not a Multiemployer Plan.

                  "Subsequent Loan": each Loan made after the Closing Date and following the Initial Loan.

                  "Subsidiary": with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Superpriority Claim": a claim against the Borrower in the Case which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code including a claim pursuant to Section 364(c)(1) of the Bankruptcy Code.

                  "Supporting Obligation" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

                  "Tax Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

                  "Termination Date": the earliest to occur of (a) the Maturity Date, (b) the date of indefeasible prepayment in full by the Borrower of the Loans and the permanent termination of the Commitment, (c) 10 days following the Petition Date if the Interim Order has not been entered by the Bankruptcy Court,
(d) 30 days following the Petition Date if the Final Order has not been entered by the Bankruptcy Court, (e) the date of the "substantial consummation" (as defined in Section 1101 of the Bankruptcy Code, but in any event no later than the effective date) of a Reorganization Plan confirmed by the Bankruptcy Court pursuant to the Confirmation Order in the Case, (f) the date of the consummation of a sale of all or substantially all of the Borrower's assets pursuant to
Section 363 of the Bankruptcy Code or the commencement of a liquidation pursuant to Chapter 7 of the Bankruptcy Code, or (g) the date on which the Lender gives notice of the occurrence of an Event of Default pursuant to Section 7 hereunder.

                  "Transferee": the meaning given such term in Section 9.6(e).

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and any amendments or revisions thereof.

                  "UCC": the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

                  "Weekly Reporting Certificate" means a certificate substantially in the form of Exhibit G.

                  1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections and subsections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                  1.3. Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's financial statements referred to in Section 5.1(a).

                  1.4. Computation of Time. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                                   SECTION 2

                            AMOUNT AND TERMS OF LOANS

                  2.1. Loans. Subject to the terms and conditions hereof, the Lender agrees to make term loans (each, a "Loan" and, collectively, the "Loans") to the Borrower from time to time during the Commitment Period, but not more often than twice monthly, in an aggregate principal amount at any one time outstanding which does not exceed the amount of the Commitment then in effect at such time. During the Commitment Period, the Borrower may use the Commitment by borrowing and prepaying the Loans in whole or in part, all in the accordance with the terms and conditions hereof. Any amount borrowed under this Section 2.1 and subsequently repaid or prepaid may not be reborrowed. Subject to Sections
2.8 and 2.9, all amounts owed hereunder with respect to the Loans shall be paid in full no later than the Maturity Date.

                  2.2. Initial Loan. The Borrower shall deliver to the Lender a fully executed and delivered Borrowing Certificate on or before the Closing Date. Promptly upon satisfaction or waiver of the conditions precedent specified in Section 4.1 herein, the Lender shall make the proceeds of the initial Loan, which shall be in a principal amount not to exceed $6,000,000 available to Borrower on the Closing Date by causing an amount of same day funds in Dollars to be credited to the Concentration Account of the Borrower or to such other accounts as may be designated in writing to Lender by the Borrower (the "Initial Loan").

                  2.3. Subsequent Loans. The Borrower may borrow under the Commitment during the Commitment Period on any Business Day, provided that the conditions precedent specified in Section 4.2 herein shall be satisfied or waived and the Borrower shall give the Lender irrevocable notice (which notice must be received by the Lender prior to 12:00 noon, San Francisco time, [three
(3)] Business Days prior to the requested Borrowing Date, which notice shall specify (i) the amount to be borrowed and (ii) the requested Borrowing Date. The Lender shall make the proceeds of any such Subsequent Loan, which shall be in an amount equal to $25,000 or a whole multiple thereof, available to Borrower on such Borrowing Date by causing an amount of same day funds in Dollars to be credited to the Concentration Account of the Borrower or to such other accounts as may be designated in writing to Lender by the Borrower.

                  2.4. Use of Proceeds. The Borrower shall apply the proceeds of the Loans solely (i) to pay the costs, expenses and fees required to be paid by the Borrower under this Agreement and the other Loan Agreements and (ii) to meet the Borrower's actual cash funding needs in compliance with the Business Plan.

                  2.5. Repayment of Loans; Evidence of Debt (a) The Borrower hereby, unconditionally promises to pay to the Lender the then unpaid principal amount of each Loan on the Termination Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.6.

                  (b) The Lender shall record in the Register (i) the amount and Borrowing Date of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (iii) the amount of any payment received by the Lender hereunder from the Borrower.

                  (c) The entries made in the Register maintained pursuant to
Section 9.6(d) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of the Lender to maintain the Register, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon request by the Lender, the Borrower will execute and deliver to the Lender a promissory note, dated the Closing Date or the date of any Subsequent Loan evidencing the Loans, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (each a "Note" and collectively, the "Notes").

                  2.6. Interest Rate and Payment Dates. (a) Each Loan shall bear interest for each day at the Interest Rate.

                  (b) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest or other amount shall bear interest at the Interest Rate plus 3%, in each case from the date of such non-payment until such overdue principal, interest or other amount is paid in full (as well after as before judgment).

                  (c) Interest shall be payable in arrears on the last Business Day of each month, provided that interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand.

                  2.7. Computation of Interest. Interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

                  2.8. Optional Prepayment. Upon at least five (5) Business Days' prior written notice to the Lender, the Borrower may at any time, without premium or penalty, in whole or in part prepay any Loans in whole or in part, in an aggregate minimum amount of $50,000 and integral multiples of $10,000 in excess of that amount, and the Commitment shall be permanently terminated or reduced, in whole or in part by such amount prepaid.

                  2.9. Mandatory Prepayment; Commitment Reduction. (a) Within one Business Day after the receipt by the Borrower of any Net Cash Proceeds or Net Insurance Proceeds, the Borrower shall apply the amount of any such recovery, to the prepayment in full of any outstanding Loans.

                  (b) On the date of receipt by the Borrower of any cash proceeds from (i) the incurrence of any Indebtedness of such Borrower (other than with respect to any Indebtedness permitted to be incurred pursuant to
Section 6.1) or (ii) a capital contribution to, or the issuance of any equity securities of, such Borrower, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

                  (c) Upon the Termination Date, the Borrower shall pay the Loans in full (including all accrued and unpaid interest thereon, Fees and other Obligations in respect thereof), and the Commitment shall be permanently terminated.

                  2.10. Taxes. All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the

Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Lender hereunder or under any Note, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all taxes) an amount equal to the sum it would have received had no such withholdings been made. Whenever any Non-Excluded Taxes are payable by the Borrower and such Borrower has received notice thereof, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by such Borrower showing payment thereof or other evidence of payment reasonably satisfactory to the Lender. If, after the Borrower has been notified of an obligation to pay Non-Excluded Taxes, the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. If the Lender receives a refund or a net tax benefit which it in good faith determines is in respect of any Non-Excluded Taxes paid pursuant to this Section 2.10 the Lender shall, within 30 days of such determination, remit such refund or net tax benefit to the Borrower, net of all out-of-pocket expenses of the Lender incurred in connection with such refund; provided, however, that the Borrower, upon the request of the Lender, agrees to return such refund to the Lender promptly in the event the Lender is required to repay such refund to the relevant taxing authority. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.11. Facility Fee. The Borrower shall pay to the Lender a facility fee (the "Facility Fee") at the time and in the amount agreed upon in the fee letter, dated as of the date hereof, by and between the Borrower and the Lender.

                  2.12. Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds to the Lender as provided herein. Once paid, none of the Fees shall be refundable under any circumstances.

                  2.13. Priority and Liens. (a) The Borrower hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the Obligations of such Borrower hereunder and under the other Loan Documents and the Orders, (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed Superpriority Claims,
(ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall be secured by a perfected first priority Lien on and security interest in all previously unencumbered Collateral and (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected junior Lien upon and security interest in all Collateral that is subject to valid and perfected Liens in existence on the Petition Date or valid Liens perfected (but not granted) thereafter to the extent such post-Petition Date perfection in respect of a pre-Petition Date Lien is expressly permitted under the Bankruptcy Code, subject and subordinate in each case with respect to subclauses (i) through (iii) above, only to (x) following the occurrence and during the continuance of an unwaived Event of Default, the payment (as the same may be due and payable) of professional fees and disbursements allowed by order of the Bankruptcy Court and incurred by (1) the professionals retained under Section 327(a) and (e) of the Bankruptcy Code under a general retainer (except for ordinary course professionals) by a Borrower and (2) any statutory committee of unsecured creditors appointed in the Case in an aggregate amount not to exceed $500,000 (in addition to such fees and disbursements previously incurred, to the extent subsequently awarded) and (y) the payment of unpaid fees pursuant to 28 U.S.C. Section 1930 and any fees payable to the Clerk of the Bankruptcy Court (collectively, the "Carve-Out"). The Lender agrees that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Bankruptcy Code, as the same may be payable, and the amounts so paid shall not reduce the $500,000 capped element of the Carve-Out.

                  (b) To secure the Borrower's Obligations, the Borrower hereby grants to the Lender a security interest and continuing lien on all of the Borrower's right, title and interest in, to and under all personal property of the Borrower including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

                  (i) Accounts;

                  (ii) Chattel Paper;

                  (iii) Documents;

                  (iv) General Intangibles;

                  (v) Goods;

                  (vi) Instruments;

                  (vii) Insurance;

                  (viii) Intellectual Property;

                  (ix) Investment Related Property;

                  (x) Money;

                  (xi) Receivables and Receivable Records;

                  (xii) Commercial Tort Claims;

                  (xiii) real property the title to which is held by the Borrower, or the possession of which is held by the Borrower in the form of a leasehold interest;

                  (xiv) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

                  (xv) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

                  (c) Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Borrower shall not be deemed to have granted a security interest in, any of the Borrower's right, title or interest
(i) in any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of the Borrower therein or (ii) in any of the outstanding capital stock of a Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Foreign Subsidiary without adverse tax consequences, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, such greater percentage of capital stock of each Foreign Subsidiary.

                  (d) The Borrower acknowledges that, pursuant to the Orders, the Liens granted in favor of the Lender in all of the Collateral shall be perfected without the recordation of any Uniform Commercial Code financing statements, notices of Lien or other instruments of mortgage or assignment. The Borrower further agrees that (i) the Lender shall have the rights and remedies set forth in Section 8 in respect of the Collateral and (ii) if requested by the Lender, the Borrower shall enter into a separate security agreement or pledge agreement with respect to such Collateral on terms reasonably satisfactory to the Lender.

                  2.14. Security Interest in Concentration Account. Pursuant to the priority described in Section 2.13(a) the Borrower hereby assigns and pledges to the Lender a security interest in all of the Borrower's right, title and interest in and to the Concentration Account and any direct investment of the funds contained therein.

                  2.15. Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Lender shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

                  2.16. No Discharge; Survival of Claims. The Borrower agrees that to the extent its Obligations hereunder are not satisfied in full, (a) its Obligations arising hereunder shall not be discharged by the entry of a Confirmation Order (and the Borrower, pursuant to Section 1141(d) (4) of the Bankruptcy Code, hereby waives any such discharge and will so waive in writing after the filing of the Case) and (b) the Superpriority Claim granted to the Lender pursuant to the Orders and described in

Section 2.13 and the Liens granted to the Lender pursuant to the Orders and described in Section 2.13 shall not be affected in any manner by the entry of a Confirmation Order.

                                   SECTION 3

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lender to make Loans hereunder, the Borrower represents and warrants as follows:

                  3.1. Organization and Authority. The Borrower (a) is duly organized and validly existing under the laws of the jurisdiction of its incorporation and, other than as set forth on Schedule 3.1 hereto, is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; (b) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), has the requisite corporate power and authority to effect the transactions contemplated hereby and by the other Loan Documents, and (c) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its Properties (subject to Bankruptcy Court approval), to lease the Properties it operates as lessee (subject to Section 365, as defined below) and to conduct its business as now or currently proposed to be conducted.

                  3.2. Due Execution; Binding Obligation. Upon entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party, and the commencement of the Case (i) are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of the Borrower (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulation T, U or X of the Board of Governors), or any order or decree of any Governmental Authority, in each case, which could reasonably be expected to have a Material Adverse Effect,
(C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Petition Date, any material provision of any security issued by the Borrower after the Petition Date or any material lease, agreement, instrument or other undertaking entered into after the Petition Date binding on the Borrower or any of its Properties, or (D) result in or require the creation or imposition of any Lien upon any of the Property of the Borrower other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority (other than the entry of the Orders). Upon entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by the Borrower. This Agreement is, and each of the other Loan Documents to which the Borrower is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the

Borrower enforceable against such Borrower in accordance with its terms and the Orders, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  3.3. Statements Made. The statements, written or oral, which have been made by the Borrower to the Lender (solely in its capacity as a Lender hereunder) or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such written statements constitute projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower to be valid and accurate in all material respects at the time such projections were furnished to the Lender or the Bankruptcy Court.

                  3.4. Financial Statements. The Borrower has furnished the Lender with copies of (i) the audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 2000 and the related audited consolidated statements of income, invested capital and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended and (ii) the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at June 30, 2001 and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the three-month and six-month fiscal periods then ended. All such financial statements are complete and correct and fairly present the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates and the consolidated results of their operations for the fiscal periods ended on such dates (in the case of any unaudited financial statement, subject to year-end audit adjustments) all in accordance with GAAP applied on a consistent basis. Neither the Borrower nor its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or provided in the balance sheet referred to above. Since the Petition Date, there has been no material adverse change in the consolidated financial condition, operations or business taken as a whole, of the Borrowers and its Subsidiaries from that set forth in the financial statements as at such date referred to above, other than those which customarily occur as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code, including, without limitation, the deterioration in results of operations and the occurrence of defaults under various agreements.

                  3.5. Business Plan. The Borrower has furnished the Lender with a copy of the Business Plan of the Borrower and its Subsidiaries which has been prepared by the Borrower in light of the past operations of their businesses. The Business Plan is based upon estimates and assumptions and information the Borrower believes to be reasonable and fair in light of current conditions and current facts know to the Borrower and, as of the Closing Date, reflect the Borrower's good faith and reasonable estimates of the future financial performance of the Borrower and its Subsidiaries and information which is accurate to the best knowledge of the Borrower. The Borrower has no reason to believe that the information in the Business Plan is incorrect or misleading in any material respect.

                  3.6. Subsidiaries. Set forth in Schedule 3.6 is a complete and correct list, as of the date of this Agreement, of all of the Subsidiaries of the Borrower, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the percentage of ownership of such Subsidiary represented by such ownership interests.

                  3.7. Title to Assets; Liens. (a) The Borrower owns and has on the date hereof good and marketable title (subject only to Permitted Liens that are necessary for the operation and conduct of its businesses) to the Properties shown to be owned by the Borrower on the Borrower's balance sheet as at October 1, 2001.

                  (b) There are no Liens of any nature whatsoever on any assets of the Borrower and its Subsidiaries other than: (i) Liens granted pursuant to the Orders and this Agreement; (ii) other Liens in existence on the Petition Date as reflected on Schedule 3.7; and (iii) other Permitted Liens. Schedule 3.7 hereto is a complete and correct list, as of the date of this Agreement, of each Lien (and the Property of the Borrower covered by each such Lien) securing Indebtedness of any Person and covering any Property of the Borrower. The aggregate Indebtedness secured (or that may be secured) by each such Lien is correctly described in Schedule 6.1. The Borrower is not a party to any contract, agreement, lease or instrument entered into after the Petition Date the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower in violation of this Agreement.

                  3.8. Approvals. Except for the Orders, no Authorizations of any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower of the Loan Documents to which such Borrower is a party, or for the legality, validity or enforceability hereof or thereof.

                  3.9. The Orders. As of the date of the making of the Initial Loan hereunder, the Interim Order has been entered and has not been stayed, amended, vacated, reversed, rescinded or otherwise modified in any respect. As of the date of the making of any Subsequent Loan hereunder, the Interim Order and/or the Final Order, as the case may be, have been entered and have not been stayed, amended (except in accordance with the terms hereof or as consented to by the Lender), reversed, vacated, rescinded or otherwise modified (except in accordance with the terms hereof or as consented to by the Lender) in any respect.

                  3.10. Litigation. Except as set forth on Schedule 3.10, to the best of the Borrower's knowledge there are no unstayed legal or arbitral proceedings, or any proceedings or investigation by or before any governmental or regulatory authority or agency, pending or (to the knowledge of the Borrower) threatened against the Borrower which could reasonably be expected to have a Material Adverse Effect or that seek to enjoin or delay any of the transactions contemplated hereby.

                  3.11. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board of Governors. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                  3.12. Compliance with Law. The Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, the violation of which, or a default with respect to which, could reasonably be expected to have a Material Adverse Effect.

                  3.13. Taxes. Other than as shown on Schedule 3.13, the Borrower has filed or has requested from the appropriate taxing authorities extensions to file all tax returns that are required to be filed by the Borrower and has paid all material taxes shown to be due pursuant to such return or pursuant to any assessment received by the Borrower and all other material taxes, fees and other charges imposed by any Governmental Authority, except for any taxes that are being contested in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are in accordance with GAAP and are, in the opinion of the Borrower, adequate. Information about such charges, accruals and reserves has been provided to the Lender. The Borrower has not given a waiver of the statute of limitations relating to the payment of Federal, state, local or foreign taxes or other impositions nor has been requested to give any such waiver.

                  3.14. ERISA. Except where the liability that has been incurred or could reasonably be expected to be incurred (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect:
(i) neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code; (ii) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period; (iii) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount; (iv) neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if such Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made; and (v) no such Multiemployer Plan is in Reorganization or Insolvency.

                  3.15. Environmental Matters; Hazardous Material. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to result in the payment of a Material Environmental Amount:

                  (a) The Borrower: (i) is, and has in the last five years been, in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of its current or intended operations or for any property owned, leased, or otherwise operated by it; (iii) is, and has in the last five years been, in compliance with all of their Environmental Permits; and (iv) reasonably believes that: each of its Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of it will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to it will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of such Borrower under any applicable Environmental Law or otherwise result in costs to such Borrower, or (ii) interfere with the continued operations of such Borrower, or (iii) impair the fair saleable value of any real property owned or leased by such Borrower.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower is, or to the knowledge of such Borrower will be, named as a party that is pending or, to the knowledge of such Borrower, threatened.

                  (d) The Borrower has not received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) The Borrower has not entered into or agreed to any consent decree, order, or settlement or other agreement, nor is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum, relating to compliance with or liability under any Environmental Law.

                  (f) The Borrower has not assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

                  3.16. Investment Company Act; Public Utility Holding Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness, except the continuing jurisdiction of the Bankruptcy Court in the Cases.

                  3.17. Intellectual Property. Subject to the claims and disputes set forth on Schedule 3.17 hereto, the Borrower owns, or, subject to
Section 11 U.S.C. Section 365(c)(1)(B) (hereinafter, "Section 365") is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") which are necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower or any of its Subsidiaries know of any valid basis for any such claim, and the use of such Intellectual Property by the Borrower and its Subsidiaries does, subject to
Section 365, not infringe on the rights of any Person.

                  3.18. Depositary, Custodial and Brokerage Accounts. Schedule
3.18 sets forth a true and complete list of all bank accounts, custodial accounts and brokerage accounts maintained by the Borrower as of the date hereof.

                  3.19. Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as in the reasonable opinion of the Borrower, is sufficient and as is customarily carried by companies of the size and character of such Borrower.

                  3.20. Material Adverse Change. Since the Closing Date, there has occurred no event, act or condition which has had, or could have, a Material Adverse Effect.

                  3.21. No Default. Other than as set forth on Schedule 3.21 hereto, no Default or Event of Default exists.

                  3.22. Licenses, etc.. Subject to Section 365, the Borrower has obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of its businesses as presently conducted, except where the failure to so obtain the foregoing could not, individually or in the aggregate, have a Material Adverse Effect.

                  3.23. Asset Sale Agreement Representations and Warranties. Each of the representations and warranties set forth in Section 4 of the Asset Sale Agreement is true and correct and incorporated hereto by reference with the same effect as if each such representation and warranty had been restated.

                                   SECTION 4

                              CONDITIONS PRECEDENT

                  4.1. Conditions to Initial Borrowing. The obligation of the Lender to make the Initial Loan is subject to the satisfaction, immediately prior to or currently with the making of such Loan of the following conditions precedent, unless the Lender has previously waived any such condition precedent in writing:

                  (a) Loan Documents. The Lender shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower,
(ii) a Note conforming to the requirements hereof and executed by a Responsible Officer of the Borrower and (iii) such other documents, including without limitation, security agreements, pledge agreements and other relative collateral documents, that are customary in such transactions, in form and substance satisfactory to the Lender.

                  (b) Opinion of Counsel. The Lender shall have received a legal opinion, dated the Closing Date, from Brobeck, Phleger & Harrison LLP, counsel to the Borrower in form reasonably satisfactory to Lender.

                  (c) Corporate Documents and Proceedings. The Lender shall have received from the Borrower a certificate of the Secretary or an Assistant Secretary or a duly authorized officer of such Borrower dated the Closing Date, substantially in the form of Exhibit C, certifying (A) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such entity, authorizing the Loans hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Note to be executed by it, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, the granting of the security interests contemplated hereby, the filing of the Cases and any other matters as requested by the Lender and (B) as to the incumbency and specimen signature of each officer of such entity executing this Agreement, the Note to be executed by it and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (c)).

                  (d) Approvals and Consents. All requisite material governmental authorities and third parties shall have approved or consented to the transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the transactions contemplated hereby.

                  (e) Interim Order. Before the time of the making of the Initial Loan, and in any event no later than 10 days after the Petition Date, the Lender shall have received a certified copy of the Interim Order approving the Loan Documents and granting the Superpriority Claim status and Liens described in Section 2.13 and finding that the Lender is extending credit to the Borrower in good faith within the meaning of Section 364(e) of the Bankruptcy Code, which Interim Order (i) shall be in form and substance satisfactory to the Lender, (ii) shall approve the payment by the Borrower of all fees referenced in
Section 2.11 hereof, (iii) shall have been entered upon an application of the Borrower reasonably satisfactory in form and substance to the Lender, (iv) shall be in full force and effect and (v) shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, none of the making of such Loan, the grant of Liens and Superpriority Claims pursuant to Section 2.13 or the performance by the Borrower of any of its obligations hereunder or under the other Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  (f) Cash Collateral. Before the time of the making of the Initial Loan , and in any event no later than 10 days after the Petition Date, the Lender shall have received a copy of an order or orders of the Bankruptcy Court, in form and substance reasonably satisfactory to the Lender, which may be the Interim Order, pursuant to Section 363(c)(2)(B) of the Bankruptcy Code, authorizing the use by the Borrower of any Cash Collateral and providing for Superpriority Claims, Liens and other adequate protection contemplated by
Section 2.13, which order(s) shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect without the prior written consent of the Lender. The Liens and claims described in this subsection and Section 2.13, and the other rights granted in respect of the use of Cash Collateral, may be contained in the Orders.

                  (g) First Day Orders. All orders submitted to the Bankruptcy Court on or about the Petition Date shall be in form and substance satisfactory to the Lender, including but not limited to, an order authorizing the implementation of the cash management system of the Borrower required by this Agreement, and the Lender shall be satisfied with any Cash Collateral arrangements applicable to any material pre-Petition Date secured obligations of the Borrower.

                  (h) Payment of Fees; Expenses. The Borrower shall have paid to the Lender the then unpaid balance of all accrued and unpaid Fees (including, without limitation, the fees referenced in Section 2.11 hereof) owed under and pursuant to this Agreement or the Interim Order and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel and other advisors to the Lender (being limited to Skadden, Arps, Slate, Meagher & Flom LLP as of the Closing Date) on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Lender on or before the Closing Date.

                  (i) Budget and Cash Flow Forecast. The Lender shall have received, dated the date of the Initial Loan , (i) the initial budget for the fourth quarter of fiscal year 2001 and the first quarter of fiscal year 2002, which shall include, without limitation, income statement, balance sheet and cash flow that itemize on a monthly basis for such period all revenues projected to be received, all material expenditures and disbursements proposed to be made prior to the end of such period, and all projected Loans to be requested pursuant to this Agreement, in form and substance reasonably satisfactory to the Lender, and (ii) a cash flow budget, which shall include, without limitation, itemized collections and disbursements of the Borrower, for each calendar month for the period beginning October 2001 through March 2002, inclusive; all the foregoing, collectively the "Business Plan".

                  (j) Financial Advisor. The Borrower shall have (i) engaged a Financial Advisor and (ii) filed with the Bankruptcy Court all pleadings necessary to seek approval of the retention of such Financial Advisor.

                  (k) No Material Adverse Change. No event, act or condition shall have occurred in the business, assets, operations or Properties of the Borrower which, in the judgment of the Lender, has had or would have a Material Adverse Effect.

                  (l) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which in the judgment of the Lender would enjoin, prohibit or restrain, or impose or result in the imposition of any material adverse condition upon, the making or repayment of the Loans.

                  (m) Insurance. The Lender shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of
Section 5.5 shall be satisfied.

                  (n) Bidding Procedures. The Lender shall have been reasonably satisfied by and shall have approved of the bidding procedures to be used in connection with the sale of substantially all the Borrower's assets pursuant to
Section 363 of the Bankruptcy Code, as contemplated by the Asset Sale Agreement.

                  (o) Asset Sale Agreement. Subject to Bankruptcy Court approval, the Borrower and the Lender shall have entered into an asset sale agreement in connection with the sale by the Borrower of substantially all of its assets pursuant to Section 363 of the Bankruptcy Code to the Lender, in all respects satisfactory to the Lender (the "Asset Sale Agreement").

                  (p) Cash Management System. The Borrower shall have implemented and continue to maintain a cash management system (including without limitation, the Concentration Account, blocked accounts, etc.) as required by this Agreement.

                  (q) Total Employees as of Petition Date. The total number of the Borrower's employees as of the Petition Date shall not exceed 316.

                  (r) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  4.2. Conditions to Subsequent Borrowings. The obligation of the Lender to make each Loan including the Initial Loan is subject to the following conditions precedent, unless the Lender has previously waived any such condition precedent in writing:

                  (a) Notice; Borrowing Certificate. The Lender shall have received a Borrowing Certificate, which shall constitute notice under Section
2.3 hereof, executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit D, certifying that (i) the requested Loan and the intended use thereof are consistent with the terms of this Agreement (including the Business Plan) and is necessary, after utilization and application of the available cash, in order for such Borrower to satisfy its obligations in the ordinary course of business or as otherwise permitted under this Agreement, (ii) the proceeds of all prior Loans have been applied in conformity with the requirements of this Agreement (including the Business Plan), (iii) all of the representations and warranties contained in Section 3 are true and correct as required by Section 4.2(b), (iv) the Borrower has observed and performed in all material respects all applicable covenants and agreements contained herein and in the other Loan Documents and the Orders (as applicable), and satisfied each condition to such Loan contained herein or in the other Loan Documents or in the Orders (as applicable), to be observed, performed or satisfied by the Borrower,
(v) the making of the requested Loan is in compliance with Section 4.2(a) and
Section 2.1 and (vi) such Responsible Officer has no knowledge of any Default or Event of Default.

                  (b) Representations and Warranties. All representations and warranties contained in or pursuant to this Agreement and the other Loan Documents, or otherwise made in writing in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of each Loan hereunder with the same effect as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date).

                  (c) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such Borrowing Date or after giving effect to such Loan on such Borrowing Date.

                  (d) Governmental Approvals. All governmental approvals required at such Borrowing Date shall have been received and shall be in full force and effect and all conditions to such approvals shall have been satisfied.

                  (e) Material Adverse Change. Since the Petition Date there shall not have been any material adverse change or any development involving a prospective adverse change in or affecting the assets, general affairs, management, prospects, financial position, shareholders' equity or results of operations of the Borrower and its Subsidiaries.

                  (f) Bankruptcy Court Approval. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, or, without the consent of the Lender, modified (other than by the Final Order) or amended in any respect or, if the date of such requested Loan is more than 30 days after the Petition Date, the Final Order shall have been entered, which Final Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded or, without the consent of the Lender, modified or amended in any respect and, if the Interim Order or the Final Order, as the case may be, is the subject of a pending appeal in any respect, none of the making of such Loan, the grant of Liens and Superpriority Claims pursuant to
Section 2.13 or the performance by the Borrower of any of its obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein or therein shall be the subject of a then effective stay pending appeal.

                  (g) Pleadings. No pleading shall have been filed in the Bankruptcy Court by any party which is not withdrawn, dismissed or denied within 15 days after such filing seeking (i) to dismiss or convert the Case to a Chapter 7 case, (ii) the appointment of a Chapter 11 trustee in the Case, (iii) the appointment of an examiner having enlarged powers relating to the operation of the business of the Borrower (beyond those set forth under Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code,
(iv) the allowance of a Superpriority Claim or a Lien pari passu or senior to that of the Lender granted pursuant to the collateral documents, (v) to stay, reverse, vacate, or otherwise modify the Interim Order or the Final Order without the prior written consent of the Lender, or (vi) relief from the automatic stay so as to allow a third party to proceed against any material property or assets of the Borrower (it being understood and agreed that this condition precedent shall not be operative until the end of said 15-day period unless, prior thereto, any of the foregoing relief is granted).

                  (h) Financial Advisor. The Financial Advisor shall have reviewed the cash flow projections and delivered a report to the Lender concerning the reasonableness and viability of such projections.

                  (i) Business Plan. Since the Petition Date, the Borrower shall have operated pursuant to the Business Plan, as amended and supplemented by each Weekly Reporting Certificate delivered to the Lender and no line item representing any expense incurred or disbursement made by the Borrower shall be more than 10% at variance from the amount of such line item as set forth in (i) the previous Weekly Reporting Certificate or (ii) the Business Plan.

                  (j) Payment of Fees. The Borrower shall have paid to the Lender the then unpaid balance of all accrued and unpaid Fees, expenses and other amounts then due and payable under and pursuant to this Agreement or the Orders.

                  (k) Asset Sale Agreement. Subject only to Bankruptcy Court approval, the Asset Sale Agreement shall continue to be in full force and effect and the Borrower shall continue to use its best efforts to perform all of its obligations thereunder.

                  (l) Cash Management System. The Borrower shall have implemented and continue to maintain a cash management system (including without limitation, the Concentration Account, blocked accounts, etc.) as required by this Agreement.

                  (m) Weekly Reporting Certificate. The Lender shall have received the timely delivery of the Weekly Reporting Certificates required to be delivered hereunder.

The request by the Borrower for, and the acceptance by the Borrower of, each Loan hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.2 have been satisfied or waived at that time.

                                   SECTION 5

                              AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any Loan remains outstanding and unpaid or any other amount is owing to the Lender hereunder or under any other Loan Document, the Borrower shall:

                  5.1. Financial Statements, Etc.. Deliver to the Lender:

                  (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income, invested capital and of cash flows for such year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year;

                  (b) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a Responsible Officer, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of such Borrower and its consolidated Subsidiaries, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments); and

                  (c) as soon as available, but in any event not later than 30 days after the end of each fiscal month during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), (i) an unaudited consolidated balance sheet of the

Borrower and its consolidated Subsidiaries as at the end of such fiscal month and the related unaudited consolidated statement of income and of cash flows of such Borrower and its consolidated Subsidiaries for such fiscal month, and the period from the Petition Date through the end of such month certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments), (ii) the internal monthly financial reports which shall include, without limitation, an income statement, balance sheet and cash flow statement and (iii) the monthly operating report required to be provided to the United States Trustee.

All such financial statements delivered pursuant to Sections 5.1(a), (b) and (c) shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  5.2. Certificates; Other Information. Furnish to the Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefore no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a), (b) and (c), a certificate of a Responsible Officer of the Borrower (i) stating that, to the best of such Responsible Officer's knowledge, the Borrower during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate and
(ii) setting forth the calculations required to determine compliance with the covenants set forth in Section 6.13;

                  (c) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that the Borrower shall have filed with the Securities and Exchange Commission (or any Governmental Authority which succeeds to the powers and functions thereof) or any national securities exchange;

                  (d) promptly following the delivery thereof to the Borrower or to the Board of Directors or management of the Borrower, a copy of any management letter or report by independent public accountants with respect to the financial condition, operations, business or prospects of each of the Borrower and its Subsidiaries;

                  (e) a bi-monthly a report on the status of the Borrower's prepetition liabilities;

                  (f) on the Wednesday of each week following the Closing Date,
(i) a Weekly Reporting Certificate for the previous week, in the form attached as Exhibit G or otherwise in a form reasonably satisfactory to the Lender, accompanied by a certificate of a Responsible Officer of the Borrower stating that such Weekly Reporting Certificate is based upon information that is accurate to the best knowledge of such Responsible Officer and that such Responsible Officer has no reason to believe that the information set forth therein are incorrect or misleading in any material respect, (ii) a rolling 90 day weekly forecast, (iii) a comparison of actual cash flows for the preceding week to the cash flows forecasted in the Business Plan for such week showing the variance, if any, of the actual cash flows from the Business Plan, with an explanation of any significant variance, (iv) a comparison of actual cash flows for the preceding week to the cash flows as set forth in the previous week's Weekly Reporting Certificate, (v) a comparison of actual cumulative cash flows to the cash flows forecasted in the Business Plan for such period showing the variance, if any, of the actual cash flows from the Business Plan, with an explanation of any significant variance to the Business Plan and (vi) the aggregate number of persons employed by the Borrower as of the close of business on the preceding Friday, accompanied by a certificate of a Responsible Officer of the Borrower stating that such forecast and reconciliations described in clauses (iv) and (v) are based upon reasonable estimates and assumptions and information that is accurate to the best knowledge of such Responsible Officer and that such Responsible Officer has no reason to believe that such forecast and reconciliations are incorrect or misleading in any material respect . Each of the Weekly Reporting Certificates shall have been approved by the Financial Advisor;

                  (g) to counsel to the Lender, promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower with the Bankruptcy Court or the United States Trustee in the Case, or distributed by or on behalf of the Borrower to any official committee appointed in the Case; and

                  (h) promptly upon request, such other information (financial or otherwise, including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed by the Borrower or any Commonly Controlled Entity under ERISA) as may be reasonably requested by the Lender.

                  5.3. Payment of Obligations. Except as otherwise prohibited by the Bankruptcy Code or by an applicable order of the Bankruptcy Court, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, (i) all its material obligations of whatever nature that constitute administrative expenses under Sections 503(b) and 507(a) of the Bankruptcy Code in the Case, except, so long as no material Property (other than money for such obligation and the interest or penalty accruing thereon) of the Borrower is in danger of being lost or forfeited as a result thereof, no such obligation need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Borrower, as the case may be and (ii) all obligations arising prepetition permitted to be paid postpetition but prior to confirmation of a Reorganization Plan by order of the

Bankruptcy Court that has been entered with the consent of (or non-objection by) the Lender.

                  5.4. Maintenance of Existence; Compliance With Contractual Obligations and Requirements of Law. (i) Preserve, renew and keep in full force and effect its existence and (ii) take all reasonable action to maintain all rights, privileges and franchises reasonably necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section
6.4 and Section 6.5 and, except in the case of (ii), to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect, and subject to the effect of the Case, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not reasonably be expected, in the aggregate, to have a Material Adverse Effect.

                  5.5. Maintenance of Property; Insurance. Keep all of its Property useful and necessary in its business in good working order and condition subject to ordinary wear and tear, except where failure to do so could not reasonably be expected to have a Material Adverse Effect; use commercially reasonable efforts to maintain its pre-Petition Date insurance policies on its Property, which policies, within 30 days after the Closing Date, shall name the Lender as the loss payee for the proceeds of any such policy; and furnish to the Lender, upon written request, full information as to the insurance carried.

                  5.6. Inspection of Property; Books and Records; Discussions. Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Lender to visit and inspect any of its Properties and examine and make abstracts from any of its books and records at any reasonable time or times and to discuss the business, operations, Properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and with its independent certified public accountants.

                  5.7. Notices. Promptly, and in any event within three Business Days after a Responsible Officer becomes aware thereof, give notice to the
Lender:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any post-Petition Date Contractual Obligation of the Borrower or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any post-Petition Date litigation or proceeding affecting the Borrower (i) an adverse determination in which could reasonably be expected to have a Material Adverse Effect or (ii) in which injunctive or similar relief is sought;

                  (d) any material adverse change in the business, operations, Property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, other than changes which result solely from the Case;

                  (e) the following events, as soon as practicable and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan in each case where such event has had or could reasonably be expected to have a Material Adverse Effect;

                  (f) any written notices or other material indicating the presence or suspected presence of Materials of Environmental Concern on, at, or under any Property of the Borrower, or any part thereof, in violation of, or in a manner or condition that has resulted or is reasonably likely to result, in the reasonable judgment of a Responsible Officer of such Borrower, in the payment of a Material Environmental Amount; and

                  (g) any development or event which has had or would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

                  5.8. Environmental Laws.

                  (a) Other than exceptions to any of the following that could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, (i) comply with all Environmental Laws applicable to it, and obtain, comply with and maintain any and all Environmental Permits necessary for its operations as conducted and as planned; and (ii) take all reasonable efforts to ensure that all of its tenants, subtenants, contractors, subcontractors, and invitees comply with all Environmental Laws, and obtain, comply with and maintain any and all Environmental Permits, applicable to any of them.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  (c) At any time upon the Lender's reasonable request following the occurrence and during the continuance of an Event of Default permit an environmental consultant whom the Lender in its discretion designates to perform an environmental assessment (including, without limitation: reviewing documents; interviewing knowledgeable persons (for which the Borrower has the right to be present); and sampling and analyzing soil, air, surface water, groundwater, and/or other media or building materials) in or about real property owned or leased by such Borrower, or on which operations of the Borrower otherwise take place. Such environmental assessment shall be in form, scope, and substance reasonably satisfactory to the Lender. The Borrower shall cooperate fully in the conduct of such environmental assessment, and shall pay the reasonable costs of such environmental assessment promptly upon written demand by the Lender. The Lender shall have the right, but shall not have any duty, to request and/or obtain such environmental assessment. The Lender shall provide the Borrower with copies of the final form of written environmental assessments, if any, promptly after the Lenders' receipt thereof.

                  5.9. Collateral Audit. Permit employees, representatives and/or agents of the Lender, at any time upon the Lender's reasonable request, during normal business hours, to enter into the premises of the Borrower to conduct an audit, the reasonable cost and expense of which will be borne by the Borrower, of (a) the assets of such Borrower and that comprise the Collateral, and (b) supporting systems and controls and other financial information, including, without limitation, sales, gross margins, payables, accruals and reserves.

                  5.10. Employee Benefits. Comply in all material respects with the applicable provisions of ERISA and the Code and other applicable laws, rules and regulations with respect to any Plan, the failure of which could reasonably be expected to result in a Material Adverse Effect.

                  5.11. Payment of Taxes. Unless prohibited by the Bankruptcy Code, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any of its Properties, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 6.2.

                  5.12. Further Assurances. At the cost and expense of the Borrower, execute and file all such further documents and instruments, and perform such other acts, as the Lender may reasonably determine are necessary or advisable to maintain the Liens granted to the Lender in connection with this Agreement and the Orders and to maintain the priority of such Liens purported to be granted pursuant to this Agreement and the Orders. Without limiting the generality of the foregoing, the Borrower shall assist the Lender in the preparation and filing of any Uniform Commercial Code financing statements reasonably requested by the Lender.

                  5.13. Approval of (DIP) Agreement. Use its best efforts to obtain approval from the Bankruptcy Court of this Agreement.

                  5.14. Cooperation with Consultants. Assist and cooperate with representatives of such consulting firm as may be retained by the Lender or its counsel from time to time), acting on behalf of the Lender, in their review of the preparation and presentation of the financial statements and other information of the Borrower delivered to the Lender pursuant hereto, and in their performance of such other tasks as directed by the Lender or its counsel.

                  5.15. Retention of Financial Advisor. Retain and continue the retention of PriceWaterhouseCoopers LLP (or any Affiliate thereof) or any other replacement financial advisory firm or individual specializing in providing financial advisory services in corporate turnarounds and restructurings, which replacement financial advisory firm or individual, and their scope of retention, shall be reasonably satisfactory to the Lender.

                  5.16. Foreign Counsel Opinion(s). Deliver to Lender within 30 days following the Closing Date, legal opinion(s) from the Borrower's Foreign Subsidiaries' foreign counsel, in form reasonably satisfactory to Lender.

                  5.17. Other Agreements. Subject to Bankruptcy Court approval, enter, in connection with the Asset Sale Agreement, within 15 days from the Closing Date, into (i) operational agreements, including without limitation, an outsourcing of the network and (ii) agreements with key personnel of the Borrower, in each case in form and substance satisfactory to the Lender.

                  5.18. Sharing of Information. To the extent permitted by the "bidding-procedures" order, immediately deliver to the Lender any and all documentation relating in any way to a solicitation, offer, or proposed disposition of any material amount of Property, including but not limited to, letters of inquiry, solicitations, letters of intent or asset purchase agreements.

                                   SECTION 6

                               NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as any Loan remains outstanding and unpaid or any other amount is owing to the Lender hereunder or under any other Loan Document, the Borrower shall not, directly or indirectly:

                  6.1. Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness under this Agreement and the other Loan Documents and Indebtedness permitted pursuant to Section 6.7(h);

                  (b) Indebtedness outstanding on the Petition Date and listed on Schedule 6.1, but excluding the refinancing of any such Indebtedness;

                  (c) Indebtedness of the Borrower incurred after the Closing Date to finance the acquisition, construction or completion of fixed or capital assets (whether pursuant to a loan, a Capital Lease Obligation or otherwise), including, without limitation, improvements to such assets, in an aggregate principal amount not to exceed $1,000,000 at any one time outstanding; and

                  (d) Indebtedness first incurred after the Petition Date in respect of Liens permitted under Section 6.2 and Guaranty Obligations permitted under Section 6.3.

                  6.2. Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens existing on the Petition Date and listed on Schedule 3.7;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if, unless the amount thereof is not material with respect to its financial condition, adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP;

                  (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower;

                  (g) Liens created pursuant to this Agreement and the Orders;
and

                  (h) Any extension, renewal or replacement of any of the foregoing, provided that the Liens permitted by this paragraph shall not extend to or cover any additional Indebtedness of Property (other than substitution of like Property).

                  6.3. Limitation on Guaranty Obligations. Create, incur, assume or suffer to exist any Guaranty Obligation except for:

                  (a) Guaranty Obligations existing on the Petition Date and listed on Schedule 6.3; and

                  (b) Guaranty Obligations, incurred in the ordinary course of business and consistent with past practices, of the Borrower in respect of the obligations of any of its Subsidiaries, or of any such Subsidiary of the obligations of the Borrower.

                  6.4. Prohibition on Fundamental Changes. Other than the Asset Sale Agreement and as set forth in any related "bidding procedures" orders, enter into any acquisition, merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its Property, business or assets or make any material change in its present method of conducting business or create or acquire any new Subsidiaries, except that:

                  (a) any Subsidiary may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation); and

                  (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower.

                  6.5. Limitation on Sale of Assets. Except as provided for in the Asset Sale Agreement and as set forth in any related "bidding procedures" orders, convey, sell, lease, assign, transfer or otherwise dispose of any of its Property or business (including, without limitation, Accounts and leasehold interests), whether now owned or hereafter acquired, except:

                  (a) the sale, lease or other disposition of inventory, materials and equipment and uneconomical, obsolete, surplus or worn out Property for fair market value in the ordinary course of business not to exceed $100,000 per month;

                  (b) transactions of the type permitted by Section 6.4;

                  (c) sales of receivables, notes receivable, chattel paper and related assets pursuant to the Other Facilities, if any, for fair market value and on terms substantially similar to the course of dealing with the buyers of such receivables, notes receivable, chattel paper and related assets prior to the Petition Date; and

                  (d) the sale, lease or other disposition of Property as a value added re-seller in the ordinary course of business.

                  6.6. Limitation on Issuances of Capital Stock and Dividends. Issue any shares of Capital Stock, or declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of any Equity Rights with respect to such Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or Property or in obligations of the Borrower or any Subsidiary.

                  6.7. Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment (each, an "Investment") in, any Person, except:

                  (a) Investments in Cash Equivalents;

                  (b) Investments existing on the Petition Date and listed on
Schedule 6.7;

                  (c) loans and advances to employees of the Borrower for travel and relocation expenses in the ordinary course of business not to exceed $10,000 per month;

                  (d) extensions of trade credit and prepaid expenses made in the ordinary course of business;

                  (e) Investments received in connection with the creation and collection of Accounts in the ordinary course of business; and

                  (f) Investments by the Borrower in Foreign Subsidiaries consistent with the Business Plan.

                  6.8. Transactions with Affiliates. Sell or transfer any Property or assets to, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower may engage in any such transaction which is otherwise permitted under this Agreement, is consistent with past practices, or otherwise in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower than could be obtained in a comparable arm's-length transaction from unrelated third parties.

                  6.9. Lines of Business. Engage to any substantial extent in any line or lines of business activity other than businesses of the same general type as those in which the Borrower is engaged on the date of this Agreement or which are related thereto.

                  6.10. Concentration Account. Fail to maintain a system of cash management (as more particularly described in the first-day motion approved by the Lender) that concentrates certain funds on a daily basis in the Concentration Account. In connection with the maintenance of the foregoing, the Borrower shall seek the entry of appropriate "first-day orders", satisfactory to the Lender, providing for the implementation of such cash management system. So long as no Default or Event of Default has occurred and is continuing, the Borrower may direct the transfer of available funds on deposit in the Concentration Account to disbursement accounts of the Borrower and, subject to
Section 6.7, other Subsidiaries of the Borrower.

                  6.11. Chapter 11 Claims; Payment of Pre-Petition Date Claims.
(a) Incur, create, assume, suffer to exist or permit any other Superpriority Claim or Lien which is pari passu with or senior to the claims of the Lender granted pursuant to this Agreement and the Orders, except for the Carve-Out and Permitted Liens which, in accordance with the Orders, are senior to such Liens.

                  (b) Make any payments of the pre-Petition Date obligations other than (i) as permitted under the Orders, (ii) as permitted by the Bankruptcy Court under the "first-day" orders referred to in Section 4.1(g) hereof, including pre-Petition Date wages and benefits and other employee-related claims, and (iii) as otherwise permitted or required under this Agreement.

                  6.12. Reclamation Claims; Bankruptcy Code Section 546(g). (a) Make any payments or transfer any property (other than granting administrative priority status for such valid claims to the extent that the Person receiving such claims continues to extend credit in the ordinary course of business after the Petition Date) on account of claims asserted by any vendors of the Borrower for reclamation in accordance with Section 2-702 of the Uniform Commercial Code and Section 546(c) of the Bankruptcy Code.

                  (b) Enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of Property of the Borrower to any vendor pursuant to Section 546(g) of the Bankruptcy Code.

                  6.13. Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries as set forth in the Business Plan.

                  6.14. Use of Proceeds. (a) Use the proceeds of the Loans for purposes other than those detailed in the Business Plan or as described in
Section 2.4, or (b) use any portion of the Loans, the Collateral, the Carve-Out or any Cash Collateral to commence or prosecute any action or objection with respect to the Superpriority Claims or Liens granted to the Lender pursuant to this Agreement and the Orders.

                  6.15. Business Plan. Permit the amount of any line item representing an expense incurred or disbursement made by the Borrower, for any weekly period from the Closing Date to the Maturity Date, to be more than 10% at variance from the amount set forth for such line item in the Business Plan.

                                   SECTION 7

                                EVENTS OF DEFAULT

                  If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to (i) pay any principal under any Note or under this Agreement, including without limitation, pursuant to Section
2.8 hereof, when due in accordance with the terms thereof or hereof or (ii) pay any interest on any Note or under this Agreement, or any other amount payable hereunder or under any other Loan Document, within two Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any covenant or other agreement contained in Section 5.7(a) or
Section 6 hereof; or

                  (d) The Borrower shall default in the observance or performance of any covenant or other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 7), and such default shall continue unremedied for a period of 20 days; or

                  (e) The Borrower shall (i) default in any payment of principal of or interest on any post-petition Indebtedness permitted under Section 6.1 (including, without limitation, Indebtedness incurred pursuant to any Other Facility), or in the payment of any post-petition Guaranty Obligation permitted under Section 6.3, in either case in an outstanding principal amount in excess of $50,000, beyond the period of grace, if any, provision in the instrument or agreement under which such Indebtedness or Guaranty Obligation was created; or
(ii) default in the observance or performance of any other agreement or condition relating to any such post-petition Indebtedness or post-petition Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such Guaranty Obligation or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required (but after the expiration of all grace periods applicable thereto), such Indebtedness to become due prior to its stated maturity or such Guaranty Obligation to become payable, provided, however, this clause (ii) shall not apply to Indebtedness that becomes due solely as a result of the voluntary sale or transfer of property or assets to the extent such sale or transfer is permitted by the terms of such Indebtedness; or

                  (f) The Case shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or a trustee or other responsible officer under Chapter 11 of the Bankruptcy Code shall be appointed in the Case; or

                  (g) (i) An order of the Bankruptcy Court shall be entered granting another Superpriority Claim or Lien pari passu with or senior to that granted to the Lender pursuant to this Agreement and the Orders, (ii) an order of a court of competent jurisdiction shall be entered reversing, staying, vacating or rescinding either of the Orders or (iii) an order of a court of competent jurisdiction shall be entered amending, supplementing or otherwise modifying either of the Orders without the consent of the Lender; or

                  (h) An order of the Bankruptcy Court shall be entered under
Section 1106(b) of the Bankruptcy Code in the Case appointing an examiner having enlarged powers relating to the operation of the business of the Borrower (i.e., powers beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code); or

                  (i) The Borrower shall make any payments relating to pre-Petition Date obligations other than (i) as permitted under the Orders or the "first-day" orders or (ii) as otherwise permitted under this Agreement, including pursuant to the orders described in Section 4.1(f) hereof; or

                  (j) The entry of an order granting relief from the automatic stay so as to allow a third party to proceed against any Property of the Borrower which has a value in excess of $100,000 in the aggregate, other than any order permitting liquidation but not collection or an order with respect to capital or operating equipment leases; or

                  (k) The filing of any pleading by the Borrower seeking, or otherwise consenting to, any of the matters set forth in paragraphs (f), (g),
(h) or (j); or

                  (l) There shall occur any event, including, without limitation, any change in the financial condition of the Borrower and its Subsidiaries, taken as a whole, after the Petition Date which results in, or could reasonably be expected to have, a Material Adverse Effect; or

                  (m) The entry of the Final Order shall not have occurred within 30 days after the Petition Date; or

                  (n) One or more judgments or decrees required to be satisfied as an administrative expense claim shall be entered after the Petition Date against the Borrower involving in the aggregate a liability (to the extent not paid or fully covered by insurance) of $100,000 or more and all such judgments or decrees shall not have been vacated, stayed or bonded pending appeal within the time required by the terms of such judgment or applicable law; or

                  (o) It shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable Environmental Laws or regulations the payment of which could reasonably be expected to have a Material Adverse Effect; or

                  (p) Except as permitted under the Orders, any proceeding shall be commenced seeking, or otherwise consenting to, (i) the invalidation, subordination or other challenging of the Superpriority Claims and Liens granted to secure the Obligations or (ii) any relief under Section 506(c) of the Bankruptcy Code with respect to any Collateral; or

                  (q) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lender is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (r) There shall occur (i) a Change of Control or (ii) a material disruption in senior management of the Borrower which, in the case of clause (ii), is not remedied to the satisfaction of the Lender within thirty
(30) days; or

                  (s) Any Foreign Subsidiary shall (i) default in making any payment of any principal of any Indebtedness (including any Guaranty Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto (including, without limitation, any Indebtedness with respect to any Other Facility); or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guaranty Obligation) to become payable; provided, that a default, event or condition described in clause (i),
(ii) or (iii) of this paragraph (s) shall not at any time constitute an Event of Default unless, at such time, (x) one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (s) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $100,000 and (y) such default, event or condition has remained uncured for three (3) days; and provided, further, that any default, event or condition described in clauses
(i), (ii) or (iii) of this paragraph shall not at any time constitute an Event of Default if it arises out of or in connection with the litigation of the action captioned as Societe Europeene des Satellites, SA and SES Capital Belgium, SA v. iBEAM Europe Limited et al., as more fully described in Schedule
3.10 hereto; or

                  (t) (i) any Foreign Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Foreign Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Foreign Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Foreign Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Foreign Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Foreign Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (u) Subject to Section 365 of the Bankruptcy Code, the Borrower shall fail to obtain, maintain or comply in all material respects with any order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority or any subdivision thereof; or

                  (v) There shall occur a breach by the Borrower of any of its obligations under the Asset Sale Agreement or the Asset Sale Agreement shall, in any way, be terminated;

                  (w) The Loan Documents and the Orders shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby or such Lien shall cease to be a perfected Lien having the priority provided herein pursuant to Section 364 of the Bankruptcy Code against the Borrower, or the Borrower shall so allege in any pleading filed in any court, or any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or the Borrower shall so state; or

                  (x) The earlier to occur of (i) the day following termination of the Asset Sale Agreement by the Lender, (ii) the termination of the Asset Sale Agreement by the Borrower, (iii) the tenth (10th) day following the acceptance or endorsement by the Board of Directors of the Borrower of the sale of the Borrower (or substantially all of the assets of the Borrower or of a division, branch, or other unit of the Borrower) to a Person other than the Lender, (iv) the entry by the Bankruptcy Court of an order approving the sale of the Borrower (or substantially all of the assets of the Borrower or of a division, branch, or other unit of the Borrower) to any Person other than the Lender, or (v) the Asset Sale Agreement shall, for any other reason cease to be the valid, binding and enforceable obligation of the Borrower party thereto, or the Borrower shall so state or allege the same; or

                  (y) The "bidding procedures" order shall not have been entered by the Bankruptcy Court on or before November 2, 2001; or

                  (z) The Borrower shall (i) determine, whether by vote of its Board of Directors or otherwise, to suspend the operation of its business in the ordinary course, liquidate all or substantially all of its assets, or (ii) file a motion or other application in the Case seeking authority to do any of the foregoing;

then, and in every such event and at any time thereafter during the continuance of such event and subject to the Orders, the Lender shall, by notice to the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Case and to the United States Trustee), take one or more of the following actions, at the same or different times: (i) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained here or in any other Loan Document to the contrary notwithstanding; (ii) set off amounts in the Concentration Account or any other accounts of the Borrower and apply such amounts to the Obligations of the Borrower hereunder and under the other Loan Documents in accordance with Section 8.3; and (iii) exercise any and all remedies under this Agreement, the Orders, and applicable law available to the Lender.

                                   SECTION 8

                        REMEDIES; APPLICATION OF PROCEEDS

                  8.1. Remedies; Obtaining the Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default, to the extent any such action is not inconsistent with the Orders and Section 7, the Lender, in addition to any rights now or hereafter existing under applicable law, and without application to or order of the Bankruptcy Court, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                  (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Borrower or any other Person who then has possession of any part thereof with or without notice or process of law (but subject to any Requirements of Law), and for that purpose may enter upon the Borrower's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrower;

                  (b) instruct the obligor or obligors on any agreements, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Concentration Account;

                  (c) withdraw all monies, securities and instruments in the Concentration Account for application to the Obligations in accordance with
Section 8.3 hereof;

                  (d) sell, assign or otherwise liquidate, or direct the Borrower to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof in accordance with Section 8.2 hereof, and take possession of the proceeds of any such sale, assignment or liquidation; and

                  (e) take possession of the Collateral or any part thereof, by directing the Borrower in writing to deliver the same to the Lender at any place or places designated by the Lender, in which event the Borrower shall at its own expense:

                  (i) forthwith cause the same to be moved to the place or places so designated by the Lender and there delivered to the Lender,

                  (ii) store and keep any Collateral so delivered to the Lender at such place or places pending further action by the Lender as provided in Section 8.2, and

                  (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition;

it being understood that the Borrower's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to the Bankruptcy Court, the Lender shall be entitled to a decree requiring specific performance by the Borrower of such obligation.

                  8.2. Remedies; Disposition of the Collateral. Upon the occurrence and during the continuance of an Event of Default, and to the extent not inconsistent with the Orders and Section 7, without application to or order of the Bankruptcy Court, any Collateral repossessed by the Lender under or pursuant to Section 8.1 or the Orders or otherwise, and any other Collateral whether or not so repossessed by the Lender, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the Property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Lender may, in compliance with any Requirements of Law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Lender or after any overhaul or repair which the Lender shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by applicable Requirements of Law shall be made upon not less than 15 days' written notice to the Borrower specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 15 days after the giving of such notice, to the right of the Borrower or any nominee of the Borrower to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by applicable Requirements of Law shall be made upon not less than 15 days' written notice to the Borrower specifying the time and place of such sale and, in the absence of applicable Requirement of Law, shall be by public auction (which may, at the Lender's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in USA today, e.g. the USA Today and The Wall Street Journal, National Edition. Subject to Section 8.4, to the extent permitted by any such Requirement of Law, the Lender may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 8.2 without accountability to the Borrower, (except to the extent of surplus money received). If, under mandatory Requirements of Law, the Lender shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Borrower as hereinabove specified, the Lender need give the Borrower only such notice of disposition as shall be reasonably practicable.

                  8.3. Application of Proceeds. (a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) if the Lender takes action under clause (i) or (ii) of Section 7 (a) upon the occurrence and during the continuance of an Event of Default, any payment by the Borrower on account of principal of and interest on the Loans and any proceeds arising out of any realization (including after foreclosure) upon the Collateral shall be applied as follows: first, to the payment of professional fees and the payment of unpaid fees pursuant to 28 U.S.C. Section 1930 and any fees payable to the Clerk of the Bankruptcy Court pursuant to the Carve-Out, second, to the payment in full of all costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Lender in connection with any such realization upon the Collateral, and third, to the payment in full of the Loans (including any accrued and unpaid interest thereon, and any fees and other Obligations in respect thereof), (ii) any payments or distributions of any kind or character, whether in cash, property or securities, made by the Borrower or otherwise in a manner inconsistent with clause (i) of this Section 8.3(a) shall be held in trust and paid over or delivered to the Lender so that the priorities and requirements set forth in such clause (i) are satisfied.

                  (b) It is understood that the Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Obligations.

                  8.4. WAIVER OF CLAIMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE LENDER'S TAKING POSSESSION OR THE LENDER'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWER WOULD OTHERWISE HAVE UNDER ANY REQUIREMENT OF LAW AND THE BORROWER HEREBY FURTHER WAIVES, TO THE EXTENT PERMITTED BY LAW:

                  (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Lender's gross negligence or willful misconduct;

                  (b) all other requirement to the time, place and terms of sale or other requirements with respect to the enforcement of the Lender's rights hereunder; and

                  (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Borrower, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waive the benefit of all such laws.

                  8.5. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Lender shall be in addition to every other right, power and remedy specifically given under this Agreement, the Orders or the other Loan Documents now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Lender. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Lender in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Lender shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Lender may recover reasonable expenses, including attorney's fees, and the amounts thereof shall be included in such judgment.

                  8.6. Discontinuance of Proceedings. In case the Lender shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Lender, then and in every such case the Borrower, the Lender and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the Liens granted under this Agreement and the Orders, and all rights, remedies and powers of the Lender shall continue as if no such proceeding had been instituted.

                                   SECTION 9

                                  MISCELLANEOUS

                  9.1. Amendments and Waivers. Neither this Agreement, any other Loan Document to which the Borrower is a party nor any terms hereof or thereof may be amended, supplemented, modified or waived except in accordance with the provisions of this Section. The Lender and the Borrower may, from time to time, enter into written amendments, supplements, modifications or waivers for the purpose of adding, deleting, changing or waiving any provisions to this Agreement or the Notes. Any such amendment, supplement, modification or waiver shall apply to and shall be binding upon the Borrower, the Lender and all future holders of the Notes. In the case of any waiver, the Borrower and the Lender shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  9.2. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telex, facsimile transmission or similar writing) and shall be given to such party at its address or telex number set forth in Schedule 9.2, or at such other address or telex number as such party may specify from time to time for this purpose by notice to the Lender and the Borrower. Each such notice, request or other communication shall be effective (a) if given by telex, when such telex is transmitted to the telex number specified in Schedule 9.2 and the appropriate answer-back is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in Schedule 9.2; provided that notices to the Lender under Section 2 shall not be effective until received.

                  9.3. No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender or any holder of a Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof of the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  9.4. Survival of Representations and Warranties. All representations and warranties made herein and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                  9.5. Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Lender for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, any amendment, supplement or modification to, and the enforcement or preservation of any rights under, this Agreement, the Notes, the other Loan Documents, the Orders and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, internal collateral auditing and monitoring expenses, the reasonable fees and disbursements of counsel to the Lender (including Skadden, Arps, Slate, Meagher & Flom LLP) and other professionals engaged by the Lender, (b) to pay or reimburse the Lender for all its costs and expenses reasonably incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents, the Orders and any such other documents following the occurrence and during the continuance of a Default or an Event of Default, including, without limitation, the reasonable fees and disbursements of counsel to the Lender (including Skadden, Arps, Slate, Meagher & Flom LLP) and other professionals engaged by the Lender, (c) to pay, and indemnify and hold harmless the Lender from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents, the Orders and any such other documents, (d) to pay all the actual and reasonable expenses of the Lender related to this Agreement, the other Loan Documents, the Orders or the Loans in connection with the Case (including, without limitation, the on-going monitoring by the Lender of the Case, including attendance by the Lender and Skadden, Arps, Slate, Meagher & Flom LLP as Lender's counsel at hearings or other proceedings and the on-going review of documents filed with the Bankruptcy Court) and (e) to pay, and indemnify and hold harmless the Lender (and its directors, officers, employees and agents) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance, preservation of rights and administration of this Agreement, the Notes, the other Loan Documents, the Orders or the use of the proceeds of the Loans (all the foregoing in this clause
(e), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Lender with respect to indemnified liabilities determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Lender. Without limiting the Borrower's obligations to pay such reasonable fees and expenses, the Lender shall notify the Borrower promptly after the engagement of any such counsel or other professionals referred to in clauses (a) and (d) above. The agreements in this subsection shall survive repayment of the Loans and all other Obligations payable hereunder.

                  9.6. Successors and Assigns; Participation; Assignments.

                  (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

                  (b) Participation. The Lender may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to the Lender, any Note held by the Lender, any Commitment of the Lender and or any other interest of the Lender hereunder ("Credit Exposure"). Notwithstanding any such sale by the Lender of participating interests to a Participant, the Lender's rights and obligations under this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of any such Note for all purposes under this Agreement (except as expressly provided below), and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. The Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a lender under this Agreement or any Note, provided that such right of setoff shall be subject to the obligations of such Participant to share with the Lender, and the Lender agrees to share with such Participant. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.10.

                  (c) Assignments. The Lender may, in accordance with applicable law, at any time assign to any other Person (each an "Assignee") all or any part of its Credit Exposure. The Borrower and the Lender agree that to the extent of any assignment the Assignee shall be deemed to have the same rights and benefits under the Loan Documents and the same rights of setoff as the Lender hereunder; provided that the Borrower shall be entitled to continue to deal solely and directly with the Lender in connection with the interests so assigned to the Assignee unless and until such Assignee becomes a Purchasing Bank pursuant to clause (d) below.

                  (d) Assignments to Purchasing Banks. The Lender may at any time and from time to time assign to one or more Persons ("Purchasing Banks") all or any part of its Credit Exposure pursuant to an Assignment and Acceptance, executed by such Purchasing Bank and the Lender. Any such partial assignment shall be an assignment of an identical percentage of the Lender's Loans and loan Commitment hereunder. The Lender shall maintain at its address referred to in
Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the amount and Borrowing Date of each Loan made hereunder, the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and the amount of any payment received by the Lender hereunder from the Borrower. Upon (i) such execution of such Assignment and Acceptance, (ii) delivery of an executed copy thereof to the Borrower and (iii) payment by such Purchasing Bank to the Lender of an amount equal to the purchase price agreed between the Lender and such Purchasing Bank, the Lender shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Bank shall for all purposes be a party to this Agreement and shall have all the rights and obligations of the Lender under this Agreement to the same extent as if it were an original party hereto, and no further consent or action by the Borrower or the Lender shall be required. Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank as a party and the resulting adjustment of the loan Commitment, if any, arising from the purchase by such Purchasing Bank of all or a portion of the Credit Exposure of the Lender. Promptly after the consummation of any transfer to a Purchasing Bank pursuant hereto, the Lender and the Borrower shall make appropriate arrangements so that a replacement Note is issued to the Lender and a new Note is issued to Purchasing Bank, in each case in principal amounts reflecting such transfer.

                  (e) Disclosure of Information. The Borrower authorizes the Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial and other information in the Lender's possession concerning the Borrower which has been delivered to the Lender by the Borrower pursuant to this Agreement or which has been delivered to the Lender by the Borrower in connection with the Lender's credit evaluation of the Borrower prior to entering into this Agreement.

                  9.7. Right of Setoff. Subject to (i) the Carve-Out and (ii) the giving of the notice as described in Section 7, notwithstanding the provisions of Section 362 of the Bankruptcy Code and any other rights and remedies of the Lender now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off any other indebtedness or other obligation at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to the Lender under this Agreement or under any of the other Loan Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  9.8. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  9.9. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

                  9.10. Submission To Jurisdiction; Waivers. (a) Each party to this Agreement hereby irrevocably and unconditionally submits for itself and its Property in any legal action or proceeding relating to this Agreement or any of the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, to the non-exclusive general jurisdiction of any State or Federal court of competent jurisdiction sitting in New York.



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

                  (b) Each party hereto unconditionally waives trial by jury in any legal action or proceeding referred to in clause (a) above and any counterclaim therein.

                  9.11. Absence of Prejudice to the Lenders with Respect to Matters Before the Bankruptcy Court. The Borrower acknowledges that the Bankruptcy Code and Federal Rules of Bankruptcy Procedure require it to seek Bankruptcy Court authorization for certain matters that may also be addressed in this Agreement. The Borrower will not without the express consent of the Lender
(a) mention in any pleading or argument before the Bankruptcy Court in support of, or in any way relating to, a position, other than for the approval of this Agreement, that Bankruptcy Court authorization should be granted on the ground that such authorization is permitted by this Agreement (unless a Person opposing any such pleading or argument relies on this Agreement to assert or question the propriety of such) or (b) in any way attempt to support a position before the Bankruptcy Court based on the provisions of this Agreement.

                  9.12. Effectiveness. This Agreement shall become effective once (i) the Lender and the Borrower shall have each signed a counterpart hereof and the Borrower shall have delivered the same to the Lender and (ii) the Bankruptcy Court shall have entered the Interim Order.

                  9.13. Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  9.14. Marshalling; Recapture. The Lender shall be under no obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent the Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to the Lender as of the date such initial payment, reduction or satisfaction occurred.

                  9.15. Severability. In case any provision in or obligation under this Agreement, the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  9.16. Limitation of Liability. No claim may be made by the Borrower or any other Person against the Lender or any of its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or



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

related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection herewith; and, to the extent permitted by law, the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.



                  [Remainder of page intentionally left blank]



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


                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.



                                            BORROWER:



                                            By:/s/ PETER DESNOES
                                               ---------------------------------
                                               Title:

                                            LENDER:

                                            WILLIAMS COMMUNICATIONS, LLC

                                            By:/s/ JOHN BUMGARNER
                                               ---------------------------------
                                               Name:
                                               Title:



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